Exhibit 99.1

Nuvo Group Ltd., a Leading Innovator in Pregnancy Care, Nears Closure of Business Combination with LAMF Global Ventures Corp. I

Nuvo and LAMF expect business combination will close on or about May 1, 2024

TEL AVIV, Israel & LOS ANGELES – April 29, 2024 – Nuvo Group Ltd., a limited liability company organized under the laws of the State of Israel and a pioneer in remote pregnancy monitoring (“Nuvo”), today announced the anticipated timeline for closing of its business combination with LAMF Global Ventures Corp. I (Nasdaq: LGVC, LGVCU, LGVCW) (“LAMF”), a Cayman Islands exempted special purpose acquisition company, Holdco Nuvo Group D.G Ltd., a limited liability company organized under the laws of the State of Israel (“Holdco”), Nuvo Assetco Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Holdco (“Assetco”), and H.F.N Insight Merger Company Ltd., a limited liability company organized under the laws of the State of Israel and a wholly owned subsidiary of LAMF (“Merger Sub”). It is anticipated that the business combination will close on or about May 1, 2024, subject to the satisfaction or waiver of all other applicable closing conditions. Nuvo’s ordinary shares and publicly traded warrants are expected to trade under the new ticker symbols “NUVO” and “NUVOW,” respectively, starting on or about May 2, 2024, on The Nasdaq Stock Market.

“Pregnancy care is marred by poor health outcomes, limited access to care, and high costs of care delivery,” said Rice Powell, CEO of Nuvo. "Becoming a public company helps accelerate our plans to grow Nuvo’s market presence and the impact we are having when patients, clinicians, and the healthcare system need it most.”

The business combination was approved at a special meeting of LAMF's shareholders, held on April 1, 2024. It will enable Nuvo to access capital markets to fuel commercial growth, international expansion, and expedite its innovation pipeline.

About Nuvo

Nuvo is leading a transformation in pregnancy care by providing clinicians and expectant mothers with access to medically necessary remote pregnancy monitoring anytime, anywhere. Nuvo’s INVU™ platform is an FDA-cleared remote pregnancy monitoring and management system. It enables the delivery of remote non-stress tests (NSTs) and maternal and fetal heart rate monitoring, while pioneering new data-driven personalized pathways that Nuvo believes can improve future health outcomes. INVU is being used by leading health providers and research institutions across the US and Israel. Nuvo plans to continue to expand the footprint of sales in the US and Israel and plans to introduce its INVU platform in Europe in 2024, subject to granting of the CE mark it filed in Europe in March 2023, to provide remote access and insights not previously deemed possible. Nuvo is led by a diverse team of experienced business, medical and technology leaders, united in the mission of breaking down barriers to pregnancy care to give every life a better beginning. For more information and complete indications, contraindications, warnings and precautions, and instructions for use, visit www.nuvocares.com.

About LAMF Global Ventures Corp. I

LAMF Global Ventures Corp. I is a special purpose acquisition company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. LAMF is sponsored by affiliated parties of LAMF LLC (d/b/a Los Angeles Media Fund), a multifaceted media and entertainment company whose primary business is financing and producing feature films, television series, documentary projects and live events, the management of professional athletes, and investing in complementary technology businesses to the foregoing. LAMF is led by Jeffrey Soros, its Chairman, and Simon Horsman, its Chief Executive Officer, the co-founders of LAMF LLC. The members of LAMF’s sponsor also include affiliates of 10X LLC (“10X Capital”), an investment firm connecting Wall Street with Silicon Valley. 10X Capital invests across the capital structure, with a focus on companies using technology to disrupt major industries, including finance, healthcare, natural resources, transportation, infrastructure, agriculture and real estate. LAMF’s securities are traded on Nasdaq under the ticker symbols LGVC, LGVCU and LGVCW.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the Business Combination involving LAMF, Nuvo and Holdco, and the ability to consummate the Business Combination. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely”, “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the possibility that other anticipated benefits of the Business Combination will not be realized, and the anticipated tax treatment of the Business Combination; (ii) the risk that shareholder litigation in connection with the Business Combination or other settlements or investigations may affect the timing or occurrence of the Business Combination or result in significant costs of defense, indemnification and liability; (iii) changes in general economic and/or industry specific conditions; (iv) possible disruptions from the Business Combination that could harm Nuvo’s business; (v) the ability of Nuvo to retain, attract and hire key personnel; (vi) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the completion of the Business Combination; (vii) legislative, regulatory and economic developments; (viii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities and any epidemic, pandemic or disease outbreak (including COVID-19), as well as management’s response to any of the aforementioned factors; and (ix) other risk factors as detailed in the registration statement (File No: 333-274803) on Form F-4 filed by Holdco with the SEC in connection with the Business Combination and the prospectus/proxy statement contained therein, as well as those risk factors detailed from time to time in Nuvo’s reports filed with the SEC, including its Annual Report on Form 20-F and other documents filed with the SEC. The foregoing list of important factors is not exhaustive. Except as required by applicable law, Nuvo does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This press release is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, and otherwise in accordance with applicable law.

CONTACTS:

Investor Relations Contact

Nuvo Group

Ryan Kraudel

ryan.kraudel@nuvocares.com

Media Relations Contact

FINN Partner for Nuvo Group

Danny Sudwarts

danny.sudwarts@finnpartners.com

(+1) 469-297-2515